Exhibit 10.1

Equity Transfer Agreement

Party A: Qiyang County Xiang Mei Food Technical Development and Research Co., Ltd.
Address: No.200 Taozhu Road, Wuxi Town, Qiyang County, China
Legal Representative: ZHOU Taiping
Title: Chairman

Party B: ZHOU Taiping
ID No: 432930195208136313

Party C: ZHOU Jiling
ID No: 432930198110196311

WHEREAS, Party B legally owns 50% of the equity interests of Qiyang Honghui Agricultural Science and Technology Co., Ltd.,(thereinafter referred to as “Company”) which is registered in Qiyang County, Yongzhou City, Hunan Province, China. Party C lawfully also legally owns 50% of the equity interests of Qiyang Honghui Agricultural Science and Technology Co., Ltd., which is registered in Qiyang County, Yongzhou City, Hunan Province, China. Party B and Party C collectively own 100% of the equity interests of the Company.

In consideration of commercial interests, Party A has determined to accept all the equity interests of the Company legally owned by Party B and Party C. All the parties through mutual negotiation hereby enter into the following terms with respect to the equity transfer based on the principle of equality and mutual benefit:

Article I  Price and Payment
PParty B consents to transfer all the equity interests and relevant rights and interests to Party A, at the historical cost of RMB 100,000. Party A agrees to accept all the equity interests owned by Party B at this price.

Among the equity transfer, 50% of the equity interests held by Party B are transferred to Party A at the price of RMB 50,000 and 50% of the equity interests held by Party C are also transferred to Party A at the price of RMB 50,000. Party A shall pay consideration for the equity transfer within 15 working days after signing this Agreement.

Article II  Representation and Warranty

Party B and Party C represent and warrant that they legally own the equity interests and the relevant rights and interests transferred to Party A under Article I and have the complete and effective rights of disposition. Party B and Party C also represent and warrant that they shall have authorization and power necessary for the equity transfer before the transfer and the equity interests are free and clear of any claim, pledge or other kinds of collateral at the time of transfer..

Article III  Formalities of Equity Transfer and Bearing of Cost

1.
After the equity transfer aforesaid come into effect and Party A becomes the owner of the Company, all the parties under this Agreement shall complete the matters concerned with the modification of shareholders. Any cost incurred thereof shall be jointly borne by Party B and Party C.

2.
Party A shall complete the matters concerned with the modification of executive director, legal representative and name of the Company, which is related to the equity transfer, or strive and assist the Company to complete such matters. Any cost incurred thereof shall be borne by Party A.

Article IV  Obligations of Business Operation and Confidentiality of the Company

From the the execution of this Agreement, to the completion of governmental registration which records Party A as the shareholder of the Company, Party B, Party C and other officers of the Company are obliged to ensure the ordinary operation of the Company and maintain the benefits of the Company. If there is any act in conflict with the equity transfer under this Agreement or causing damages to the benefit of the Company, Party A, Party B or Party C, then any of Party A, Party B or Party C is entitled to terminate this Agreement and Party B and Party C shall be liable for any effect incurred thereof.

None of the parties under this Agreement shall disclose the information of this Agreement to any third party. If the obligation of confidentiality is violated, and the benefits of the Company and other observant parties are damaged, the observant parties are entitled to terminate this Agreement. Such defaulting party shall be responsible for all the losses caused thereof.

Article V   Liabilities for Breach of Agreement

1.	In the event that any party under this Agreement fails to perform its obligations properly and fully according to the Agreement, it shall bear the liabilities for breach of agreement therefrom.
2.
In the event that any party under this Agreement fails to perform obligations more than 15 days than stipulated herein, the observant parties shall have the right to terminate this Agreement, the defaulting party shall be liable for the compensation thereof.

Article VI   Applicable Law and Dispute Resolution

1.	This Agreement shall be governed and interpreted by PRC Laws and Regulations.
2.
Any of the Disputes arising from this Agreement or related with this Agreement may be resolved through consultation among the parties. If agreement cannot be reached via consultations, such disputes shall be submitted to People’s Court of Qiyang County.

Article VII    Miscellaneous

1.
This Agreement shall be provided in quintuplicate, with each party (Party A, Party B and Party C) holding one copy, and one copy for the Company, one copy for the registration authorization for filing.

2.	This Agreement was concluded on March 22, 2011 by the three parties under this Agreement.

Party A (seal): Qiyang County Xiang Mei Food Technology Development and Research Co., Ltd. [chopped]
Representative: ZHOU Taiping

Party B: ZHOU Taiping

Party C: ZHOU Jiling

Date: March 22, 2011